UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: December 23, 2008
(Date of earliest event reported)

Lithia Motors, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Oregon	0-21789	93 - 0572810
(State or Other Jurisdiction of	(Commission File	(IRS Employer
Incorporation or Organization)	Number)	Identification No.)

360 E. Jackson Street
Medford, Oregon 97501
(address of Principal Executive Offices) (Zip Code)

541-776-6868
Registrant's Telephone Number, Including Area Code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

     Effective December 23, 2008, the Company entered into Change of Control agreements with key members of it's management--Sidney B. Deboer, M.L. Dick Hiemann, Bryan B. DeBoer, and Jeffrey B. DeBoer. In the event of a termination of employment following a “change of control” event, Sidney B. DeBoer, Bryan B. Deboer and Jeffrey B. DeBoer will receive 2 times their base salary, based on the highest annual salary during the two years immediately preceding the employment termination date, and M.L. Dick Heimann will receive 2 times his base salary for the year in which termination occurs. The payment would be made in 24 monthly payments following termination. Each person will also receive health insurance benefits for the shorter of 24 months or the full COBRA period.

     A “change of control” is defined as (i) a merger or consolidation with another entity and as a result less than 50% of the combined voting power of the resulting entity immediately after the merger or consolidation is held by persons who were the holders of the Company’s voting securities immediately before the merger or consolidation; (ii) any person, entity, or group of persons or entities, other than through merger or consolidation, acquires 50% or more of the total fair market value or total voting power of Company’s outstanding stock or acquires substantially all of the Company’s assets; (iii) any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 50% or more of the total voting power of the stock of the Company, or (iv) a majority of the Company’s Board of Directors is removed from office by a vote of the shareholders over the recommendation of the Board or replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Company’s board of directors before the date of the appointment or election; and for a period continuing for one year following the change in control event the employment of the executive is terminated without cause or the executive terminates his employment for good reason. However, in the case of Sidney B. Deboer and M.L. Dick Hiemann, a “change in control” will not be deemed to have occurred if Sidney B. DeBoer, Lithia Holding Company, LLC or an “affiliate” of either (as that term is defined by SEC rules and regulations), owns, votes or controls more than 20% of the stock of the resulting entity after such event.

Item 9.01     Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.
None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIA MOTORS, INC.
(Registrant)

Date:	December 30, 2008	By:	/s/ Kenneth E. Roberts
Kenneth E. Roberts
Assistant Secretary